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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 10, 2002
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                               Penton Media, Inc.
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               (Exact Name of Registrant as Specified in Charter)

         Delaware                  1-14337              36-2875386
         --------                  -------              ----------
(State or Other Jurisdiction     (Commission          (IRS Employer
     of Incorporation)           File Number)       Identification No.)

        1300 East Ninth Street, Cleveland, Ohio           44114
        ---------------------------------------           -----
        (Address of Principal Executive Offices)        (Zip Code)

Registrant's telephone number, including area code (216) 696-7000
                                                   --------------
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ITEM 5. OTHER EVENTS.

      On March 10, 2002, Penton Media, Inc. ("Penton") entered into an agreement to sell an aggregate of 50,000 shares of its Series B Convertible Preferred Stock, par value $.01 per share (the "convertible preferred stock"), and warrants (the "warrants") to purchase 1,600,000 shares of Penton's common stock, par value $.01 per share (the "common stock"), for $50 million in a private placement to two institutional investors and certain of their affiliated entities (collectively the "investors"). The net proceeds from the sale of the convertible preferred stock and warrants will be used to repay indebtedness. The closing of the sale of the convertible preferred stock and warrants is subject to the absence of a material adverse change in Penton's business or in the financial markets, confirmation from the New York Stock Exchange that the issuance of the convertible convertible preferred stock and warrants comply with NYSE listing requirements, and certain other customary conditions. Penton currently expects that it will sell the first $40 million of convertible preferred stock and warrants by March 15, 2002. The remaining $10 million will be sold upon the earlier to occur of one month from the first closing or the closing of the recently announced notes offering. The press release issued by Penton announcing the signing is attached hereto as Exhibit 99.1

      At a meeting of the Penton Board of Directors held on March 7, 2002, the Board of Directors unanimously determined that the issuance of the convertible preferred stock to the investors was in the best interests of the stockholders and the company and unanimously approved the issuance. At the same meeting, the Board of Directors also unanimously approved an agreement to amend the terms of Penton's existing senior secured credit facility. The effectiveness of this amendment to the credit facility is conditioned upon receipt of the proceeds of the sale of the first $40 million of convertible preferred stock and warrants. This amendment to the credit facility will provide significant covenant relief and will reduce its revolving credit facility to a maximum availability of $40 million.

      Stockholders will be asked to approve the issuance of common stock upon conversion of the convertible preferred stock and exercise of the warrants at Penton's next annual meeting of stockholders. Stockholder approval is required to the extent that the number of shares of common stock that would be issued upon such conversion or exercise equal or exceed 20% of the number of shares of common stock outstanding at the time this transaction closes. Stockholders are urged to read the proxy statement that will be mailed to them in connection with the upcoming annual meeting when it becomes available for a more complete description of the reasons why the Board of Directors has determined that the issuance of the convertible preferred stock and warrants is in the best interests of the stockholders and the company.

PREFERRED STOCK

      The following is a description of the material terms of the convertible preferred stock:

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     Dividends.  From the date of issuance until the sixth anniversary thereof, the dividends on the convertible preferred stock will accrue daily on the sum of the then applicable liquidation value and the accrued dividends thereon at an annual rate of 7% unless, at any time during such period, stockholder approval of several matters related to the convertible preferred stock issuance has been obtained. The annual rate will decrease to 5% upon receipt of stockholder approval. The annual rate will decrease to 5% retroactive to the date of issuance of the convertible preferred stock with respect to convertible preferred stock not then converted if we obtain stockholder approval within six months of the issuance date. After the sixth anniversary of the issuance date, the dividends will accrue at an annual rate of 15%. The dividends are payable semi-annually in cash only if declared by our board of directors and approved by no less than 75% of the convertible preferred stock then outstanding. The provisions of our debt instruments limit our ability to pay dividends in cash and we have no present intention to pay cash dividends on the convertible preferred stock. Upon the occurrence of certain triggering events, the dividend rate increases by one percentage point per quarter, with further quarterly increases up to a maximum increase of five percentage points. The triggering events include:

     - failure to pay the liquidation preference or any cash dividends, to the extent declared, when due;

     - failure to comply with specified covenants and obligations contained in the convertible preferred stock certificate of designations or purchase agreement;

     - failure to comply with the other covenants and obligations contained in the convertible preferred stock certificate of designations or purchase agreement and such failure is not cured within 90 days;

     - any representation or warranty in the convertible preferred stock purchase agreement is proven to be false or incorrect in any material respect;

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     - any default that results in the acceleration of indebtedness, where the principal amount of such indebtedness, when added to the principal amount of all other indebtedness then in default, exceeds $5.0 million or final judgments for the payment of money aggregating more than $1.0 million (net of insurance proceeds) are entered against us and are not discharged, dismissed, or stayed pending appeal within 90 days after entry; and

     - we initiate or consent to proceedings under any applicable bankruptcy, insolvency, composition, or other similar laws or make a conveyance or assignment for the benefit of our creditors generally or any holders of any lien takes possession of, or a receiver, administrator, or other similar officer is appointed for, all or substantially all of our properties, assets or revenues and is not discharged within 90 days.

     Conversion. Each share of the preferred stock will be convertible at any time at each holder's option into a number of shares of our common stock computed by multiplying the number of shares to be converted by the liquidation value, plus accrued but unpaid dividends, divided by the conversion price. The conversion price for the convertible preferred stock initially will be $7.61 and is subject to certain anti-dilution adjustments that may result in the issuance of additional shares of our common stock under certain circumstances. In addition, if we do not obtain stockholder approval of several matters related to the issuance of the convertible preferred stock on or prior to June 28, 2002, the conversion price will be automatically reduced by 20%. Thereafter, until we obtain such approval, every 90 days the conversion price will be reduced by 20% of the conversion price then in effect. In no event will the conversion price reduction related to the failure to timely obtain stockholder approval exceed 50% of the conversion price that would have been in effect had we not failed to obtain stockholder approval, and upon our receipt of stockholder approval the conversion price will be readjusted as if no adjustments for failure to timely obtain stockholder approval had occurred with respect to convertible preferred stock not then converted. We may require the holders to convert the convertible preferred stock into common stock at any time provided that:

     - no triggering event, as described in "-- Dividends" above or "-- Registration Rights" below, has occurred or is continuing;

     - we have obtained stockholder approval of several matters related to the convertible preferred stock issuance on or prior to June 28, 2002;

     - the delivery of the shares would not occur within 30 days of any period during which trading by our officers or directors is restricted by our policies or within 90 days of another conversion at our option;

     - the volume weighted average closing share price of our common stock for the preceding 30 trading days is equal to or greater than the applicable minimum share price, as set forth in " -- Redemption" below;

     - the aggregate number of shares of our common stock issued upon conversion of the preferred stock during any period of 12 consecutive weeks does not exceed 15% of the aggregate volume of our shares traded on the New York Stock Exchange during the 12 week period ended on the Saturday immediately preceding the notice date; and

     - the aggregate number of shares of convertible preferred stock converted at any one time does not exceed the sum of 10,000 plus 25% of the number of shares of convertible preferred stock, if any, issued after the original issuance date outstanding.

     Redemption. We may redeem the convertible preferred stock at any time, in whole or in part, provided that the redemption price is equivalent to the amount the holders would receive on an as-converted basis assuming a common stock share price equal to the greater of the average closing share price (on a volume

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weighted average basis) for the preceding 30 trading day period and the applicable minimum share price derived from the following schedule:

        - If being redeemed prior to the third anniversary..........  $15.18
        - If being redeemed after the third, but before the fourth anniversary...............................................  $17.51
        - If being redeemed after the fourth, but before the fifth anniversary...............................................  $19.31
        - If being redeemed after the fifth, but before the sixth
          anniversary...............................................  $23.26

     In the event of a change of control, any holder of convertible preferred stock may require us to redeem all of its convertible preferred stock at the redemption price.

     Liquidation Preference. Upon our liquidation, dissolution or winding up, each holder of convertible preferred stock will be entitled to be paid in cash, before any distribution or payment is made on our common stock, an amount per share equal to the greater of:

     - the liquidation value of such share, as described below, plus accrued and unpaid dividends,

     - the amount that the holder would be entitled to receive in connection with a liquidation event had such holder converted its share of convertible preferred stock into shares of our common stock immediately prior to such liquidation event, and

     - the product of the number of shares of common stock into which such share is convertible immediately prior to the liquidation event and the applicable minimum share price, as described in "--Redemption" below, as of the date of such liquidation event.

The initial liquidation value per share of the convertible preferred stock will be $1,000. If the preferred stock is not converted or redeemed prior to the sixth anniversary of the date of issuance, the liquidation value per share will increase to $4,570 if stockholder approval has been obtained as of such date or $9,140 if such approval has not been so obtained. In the event of a change of control, unless a holder of the convertible preferred stock requires us to redeem its shares as described in "-- Redemption" below, such holder may require us to make a payment on its convertible preferred stock at the liquidation preference, subject to our satisfaction of our obligations under our credit facility and the indentures governing the 10 3/8% senior subordinated notes and the recently announced notes offering.

     Board Representation. The preferred stock entitles the holders thereof initially to three board seats. In addition, upon the occurrence of the triggering events described in the first and fifth bullet points in "--Dividends" above, the holders of a majority of the convertible preferred stock may appoint a minimum majority of our board of directors plus one additional board seat. Upon the occurrence of the triggering events described in the second, third and fourth bullet points in "--Dividends" above, the holders of a majority of the convertible preferred stock may nominate two additional members to our board of directors and, if such triggering events have not been cured or waived prior to the end of the next succeeding quarter, may appoint a minimum majority of our board of directors plus one additional board seat. In addition, after the sixth anniversary of the issuance date, the holders of a majority of the convertible preferred stock will be entitled to appoint one less than a minimum majority of the board of directors.

     Voting Rights. The holders of the convertible preferred stock are entitled to vote on all matters submitted to the vote of our stockholders, voting as a single class with the common stockholders on an as-converted basis. In addition, we may not, without the affirmative vote of the holders of not less than 75% of the convertible preferred stock then outstanding:

     - amend, modify, restate, or repeal our certificate of incorporation or bylaws in any way that would alter the rights of the convertible preferred stock or create any new class of capital stock having rights senior to or on parity with the convertible preferred stock;

     - authorize or issue any new or existing class of capital stock or any security convertible into or exchangeable for, or having rights to purchase, any shares of our stock having any preference or priority senior to or on parity with the convertible preferred stock;

     - increase or decrease the authorized number of shares of convertible preferred stock;

     - reclassify our capital stock into shares having any preference or priority senior to or on parity with any preference or priority of the convertible preferred stock;

     - pay or declare any dividend on any shares of our capital stock (other than dividends on our common stock payable in additional shares of our common stock) or apply any of our assets to the redemption, retirement, purchase, or acquisition, directly or indirectly, of any shares of our capital stock, other than redemptions of the convertible preferred stock and certain repurchases of shares of common stock from our current or former employees pursuant to contractual rights; or

     - increase the size of our board of directors to more than 13 directors, other than as may be required to satisfy the rights of the convertible preferred stock described in "--Board Representation" above.

     Registration Rights. The agreements regarding the convertible preferred stock provide that we will file a shelf registration statement with the SEC covering the common stock issued or issuable upon conversion of the preferred stock and exercise of the warrants within 45 days after closing of the issuance and use our reasonable best efforts to have the registration statement declared effective by the SEC as soon as possible, but in any event within 90 days after closing. If the registration statement is not filed within 45 days after the closing of the issuance, is not declared effective within 90 days of filing, or ceases to be effective at any time prior to the sale of all of the common stock covered by that registration statement, the dividend rate will increase by one percentage point.

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     Covenants.  Without the prior approval of a majority of the holders of a majority of the shares of convertible preferred stock then outstanding we may not:

     - use the proceeds from the sale of the convertible preferred stock and warrants other than to refinance our credit facility and for general corporate purposes;

     - make any restricted payment or restricted investment unless our leverage ratio is less than 6.0 to 1.0 and such restricted payment or restricted investment would otherwise be permitted under the indenture governing the 10 3/8% senior subordinated notes after the application of a deemed restricted payment in an amount equal to the aggregate liquidation value of the preferred stock then outstanding;

     - enter into any agreement (or amend or modify the terms of any existing agreement), other than our credit facility, the indentures governing the 10 3/8% senior subordinated notes and the notes offered hereby, or any refinancing thereof to the extent the terms of such refinancing are not more restrictive than the credit facility or indentures, as applicable, which by its terms would restrict our ability to comply with the agreements related to the convertible preferred stock;

     - prior to the sixth anniversary of the issuance date, sell any of our assets, including the capital stock of our subsidiaries, unless such sale is in the ordinary course of business, does not exceed 5% of our total assets or EBITDA or, in the case of a sale of the capital stock of our subsidiaries, is between us or any of our wholly owned subsidiaries and another of our wholly owned subsidiaries;

     - prior to the sixth anniversary of the issuance date, enter into any agreement with any affiliate (other than certain permitted affiliate transactions), unless such affiliate transaction is determined by a majority of our board of directors to be fair, reasonable and no less favorable to us than could have been obtained in an arm's length transaction with a non-affiliate and is approved by a majority of the disinterested members of our board of directors;

     - materially alter our principal line of business or engage in any business unless such business is reasonably related to our principal line of business;

     - grant any options to purchase our common stock or securities convertible into or exchangeable for shares of our common stock, other than options or securities granted pursuant to a stock option plan having an exercise price equal to or greater than the market value of our common stock on the date of such grant and accounting for, either individually or in the aggregate, not more than 15% of our outstanding common stock determined as of the day before the closing on a fully diluted, as-converted basis; or

     - increase the size of our board of directors (other than as may be required to satisfy the rights of the convertible preferred stock described in "-- Board Representation" above) to greater than 12 directors prior to the effectiveness of an amendment to our certificate of incorporation to remove the limit on the number of directors, and greater than 13 directors from and after the effectiveness of such amendment.

     From and after the sixth anniversary of the issuance date, we may not, without the prior approval of a majority of the holders of a majority of the shares of convertible preferred stock then outstanding:

     - sell any of our assets, including the capital stock of our subsidiaries;

     - enter into any agreement with any affiliate;

     - incur or permit to exist any indebtedness other than indebtedness existing as of such date and indebtedness incurred thereafter under the revolving credit facility in the ordinary course of business to provide for our working capital needs;

     - acquire (by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of) any business, corporation, other business organization, or division thereof or otherwise acquire any material assets (other than inventory or other assets to be sold in the ordinary course of business); and

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     - hire or terminate any of our executive officers or modify or alter in any way the employment terms relating to any of our executive officers.

     In addition, the terms of the convertible preferred stock require that we maintain a ratio of consolidated senior securities, defined as debt less cash balances in excess of $5.0 million plus the accreted value of the convertible preferred stock, to EBITDA of 7.5 to 1.0 for the twelve month period ending on the last day of December, March, June, and September of each year beginning with the period ending on December 31, 2002.

     Preemptive Rights. Subject to specified limitations, the holders of the convertible preferred stock may participate in all of our future issuances of equity securities, options or rights to acquire equity securities, or any securities convertible or exchangeable for equity securities.

WARRANTS

     In connection with the sale of the convertible preferred stock, we will issue warrants to purchase 1.6 million shares of our common stock at an initial exercise price of $7.61 per share. The warrants are subject to anti-dilution and other adjustments that mirror those applicable to the convertible preferred stock. The warrants are immediately exercisable and expire 10 years after issuance.









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      ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
              EXHIBITS.

      Exhibits   Description
      --------   -----------

      99.1       Press Release, dated March 11, 2002.
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Penton Media, Inc.


                                        By: /s/  Joseph G. NeCastro
                                            ------------------------------------
                                            Name: Joseph G. NeCastro
                                            Title: Chief Financial Officer

Date: March 12, 2002
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                                  Exhibit Index

      99.1       Press Release, dated March 11, 2002.